Exhibit 10.4

SECURITY AGREEMENT

(Guarantor)

THIS SECURITY AGREEMENT (together with all amendments and other modifications, if any from time to time hereto, this “Security Agreement”), is dated as of December 30, 2011, by and among EACH OF THE GRANTORS SIGNATORY HERETO AND EACH ADDITIONAL PARTY THAT BECOMES A GRANTOR HERETO PURSUANT TO SECTION 24 HEREOF (together with their respective successors and assigns, collectively “Grantors” and each individually “Grantor”), and BANK LEUMI USA, a New York banking corporation (“Lender”).

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement dated as of December 30, 2011, by and among ASTA FUNDING ACQUISITION I, LLC, a Delaware limited liability company, ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company, PALISADES COLLECTION, L.L.C. , a Delaware limited liability company, PALISADES ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION II, LLC, a Delaware limited liability company, PALISADES ACQUISITION IV, LLC, a Delaware limited liability company, PALISADES ACQUISITION VIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION IX, LLC, a Delaware limited liability company, PALISADES ACQUISITION X, LLC, a Delaware limited liability company, CLIFFS PORTFOLIO ACQUISITION I, LLC, a Delaware limited liability company, SYLVAN ACQUISITION I, LLC, a Delaware limited liability company, and OPTION CARD, LLC, a Colorado limited liability company (collectively referred to herein as the “Borrowers”), the other Credit Parties signatory thereto, and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Lender has agreed to make the Revolving Loan to Borrowers; and

WHEREAS, in order to induce Lender to enter into the Loan Agreement and the other Loan Documents and to induce Lender to make the Revolving Loan as provided for in the Loan Agreement, Grantors have agreed to guarantee payment and performance of the Obligations (as that term is defined in the Loan Agreement) and have executed and delivered to Lender, that certain Guaranty dated of even date with the Loan Agreement (the “Guaranty”); and

WHEREAS, Grantors have agreed to grant a continuing first-priority security interest in and other Lien (as applicable) on the Collateral (as hereinafter defined) to secure Grantors’ obligations under the Guaranty and all of the Guaranteed Obligations (as that term is defined in the Guaranty);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, to induce Lender to make the Revolving Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

(a) Unless otherwise defined herein, terms defined in the Loan Agreement or in Annex A attached thereto are used in this Security Agreement (including the recitals hereof) as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined). All other capitalized terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b) “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance and observance of all of the Guaranteed Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a first- priority lien and security interest in and other Lien (as applicable) upon all of its right, title and interest in, to and under all property, including personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including, without limitation, the following:

(i) all Accounts;

(ii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(iii) all Documents;

(iv) all General Intangibles (including Payment Intangibles and Software and tax refunds);

(v) all Contracts;

(vi) all Licenses;

(vii) all Goods (including Inventory, Equipment and Fixtures);

(viii) all Consumer Loans;

(ix) all Instruments;

(x) all Investment Property;

(xi) all Intellectual Property;

(xii) all Deposit Accounts of any Grantor, including all Blocked Accounts, concentration accounts, disbursement accounts, and all other bank accounts and all deposits therein, provided, that, such Lien in Deposit Accounts shall be limited to the Maximum Revolving Loan Amount;

(xiii) all money, cash or cash equivalents of any Grantor;

(xiv) all Supporting Obligations, Letters of Credit and Letter-of-Credit Rights of any Grantor;

(xv) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims listed on Annex I attached hereto;

(xvi) without limiting any of the foregoing, all Portfolios and agreements relating thereto and all accounts receivable, consumer receivables, rights to payment of a monetary obligation, whether or not earned by performance, and other Accounts constituting any or all of the Portfolios;

(xvii) all right, title and interest of Grantors in and to all servicing agreements, master servicing agreements, servicing and collection agreements and other similar contracts and agreements relating to any Portfolio (or any portion of a Portfolio) or Account (the “Servicing Agreements”) and any right to payment arising under the Servicing Agreements; and

to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (i) any assets leased or licensed to any Grantor from any unaffiliated third party if the granting of a security interest therein is prohibited by or otherwise would materially breach the terms of such lease or license, and (ii) the Stock of any Person in which any Grantor owns less than 100% of the Stock if, and to the extent that, such Grantor is prohibited from pledging, granting a security interest in, or assigning such Stock, or (iii) any voting Stock of any controlled foreign corporation (as that term is defined in the IRC, a “CFC”), solely to the extent that (x) such Stock represents more than 65% of the outstanding voting Stock of such CFC, and (y) pledging or hypothecating more than 65% of the total outstanding voting Stock of such CFC would result in material adverse tax consequences for such Grantor (all such assets and Stock being hereinafter referred to as “Excluded Assets”); provided, however, that (1) each Grantor shall use commercially reasonable efforts to obtain any and all consents and/or waivers necessary for the granting of a security interest in each such Excluded Asset by such Grantor to Lender that is material to the operation of Grantors’ business or to the extent reasonably required by Lender, and (2) no Grantor shall, without Lender’s prior written consent, which shall not be unreasonably withheld, on and after the Closing Date, enter into any additional leases or licenses which contain any such prohibition, which are, either individually or in the aggregate, material to the operation of Grantor’s business. The foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing first-priority liens and security interests in and Liens (as applicable) upon any Excluded Asset once any such applicable prohibition is no longer in effect.

(b) As additional security for the payment and performance of the Guaranteed Obligations, the Grantors hereby assign to Lender, any and all monies, payments and proceeds (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantors with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and, at any time that both (x) an Event of Default shall have occurred and is continuing and (y) any Loans are outstanding, the Grantors hereby direct the issuer of any such policy to pay all such monies, sums and amounts directly to the Lender to be applied to the Guaranteed Obligations. At any time that both (x) an Event of Default shall have occurred and is continuing and (y) any Loans are outstanding, the Lender may (but need not), in the Lender’s name or in the Grantors’ name(s), execute and deliver proof of claim, receive all such monies, payments and sums, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

(c) In addition, to secure the prompt and complete payment, performance and observance of the Guaranteed Obligations and in order to induce Lender as aforesaid, each Grantor hereby grants to Lender, a right of setoff against the Collateral and all other property and assets of such Grantor held by Lender, consisting of property described above in Section 2(a) and 2(b) now or hereafter in the possession or custody of or in transit to Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power, which set off may be exercised only if an Event of Default has occurred and is continuing.

3. LENDER’S RIGHTS: LIMITATIONS ON LENDER’S OBLIGATIONS.

(a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable for the Collateral and all aspects of the Collateral, including under each of its Contracts (for purposes of this Security Agreement, the term Contracts shall include the Servicing Agreements) and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest or Lien thereon or the receipt by Lender of any payment relating to any Contract or License pursuant hereto. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Lender may, at any time upon the occurrence and continuance of a Default, which is not reasonably capable of being cured, or Event of Default, upon notice to any Grantor, notify Account Debtors, Servicing Agents and other Persons obligated on the Collateral that Lender has a security interest therein, and that payments shall be made directly to Lender upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of a Default, which is not reasonably capable of being cured, or Event of Default, at the request of Lender, in its reasonable business discretion, each Grantor shall notify Account Debtors, Servicing Agents and other Persons obligated on Collateral that Lender has a first-priority security interest in the Collateral. Once any such notice has been given to any Account Debtor, Servicing Agent or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor, Servicing Agent or other Person without Lender’s prior written consent.

(c) Lender may at any time in Lender’s own name, in the name of a nominee of Lender or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, any Servicing Agent, parties to Contracts and obligors in respect of Instruments to verify, to Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper or other Collateral.

4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Each Grantor has rights in and the power to transfer each item of the Collateral (other than Excluded Assets) upon which it purports to grant a security interest and Lien hereunder, free and clear of any and all Liens other than Permitted Encumbrances.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Lender pursuant to this Security Agreement or the other Loan Documents, (ii) in connection with any other Permitted Encumbrances, and (iii) financing statements describing a Grantor’s purchase of Collateral.

(c) This Security Agreement is effective to create a valid and continuing security interest in and other Lien (as applicable) on the Collateral and, upon the filing of the appropriate financing statements listed on Schedule I attached hereto, a perfected security interest in favor of Lender on the Collateral, with respect to which a security interest may be perfected by filing pursuant to the Code. Such security interest in favor of Lender is senior and prior to all other security interests and Liens in the Collateral, except Permitted Encumbrances, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Accounts in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary or reasonably desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor having a value of $100,000.00 or more. All action by any Grantor reasonably necessary to perfect the security interest and Lien of Lender on each item set forth on Schedule II (including the delivery of originals thereof to Lender and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Lender on the Collateral listed on Schedule II hereto is senior and prior to all other Liens, except Permitted Encumbrances, that would be prior to the Liens in favor of Lender as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e) Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where material Collateral is stored or located, and the locations of its primary books and records concerning the Collateral are set forth on Schedules III-A - III-O, respectively, hereto. Each Grantor has only one state of incorporation or organization.

(f) Each material Trademark and Copyright, if any, registered with or that is the subject of an application with the United States Patent and Trademark Office, or its foreign equivalents, or the United States Copyright Office or its foreign equivalents, as applicable, each patent and each License is listed, together with application or registration numbers, as applicable, in Schedule IV hereto. Except as set forth in Schedule IV hereto, each Grantor, jointly and severally, represents and warrants that all patents, Trademarks and Copyrights which are necessary or material to the operations of such Grantor have been registered with the United States Patent and Trademark Office or its foreign equivalents or the United States Copyright Office or its foreign equivalents, as applicable. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and the United State Patent and Trademark Office, perfected Liens in favor of Lender on each Grantor’ s patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or reasonably desirable to protect and perfect Lender’s Lien on each Grantor’s patents, Trademarks or Copyrights shall have been duly taken.

(g) All motor vehicles, if any, owned by each Grantor are listed on Schedule V hereto, by model, model year and vehicle identification number (“VIN”).

5. COVENANTS. Each Grantor, jointly and severally, covenants and agrees with Lender that from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances: Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Lender and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any material License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions. Each Grantor hereby authorizes Lender to file and record in such public records offices as Lender may reasonably determine such financing statements as Lender may reasonably determine relative to the transactions contemplated by this Agreement.

(ii) Unless Lender shall otherwise consent in writing (which consent may be revoked), after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to Lender all Collateral having a value in excess of $1,000,000.00 consisting of certificated securities (accompanied by appropriate instruments of transfer executed in blank) promptly after such Credit Party receives the same, and each Grantor shall acquire and maintain all Portfolios consisting, in whole or in any material part, of negotiable Documents, Chattel Paper, and/or Instruments having an original purchase price in excess of $1,000,000.00 (unless otherwise agreed in writing by Lender) in a commercially reasonable manner such that notice is given that Lender has been granted a first-priority lien and security interest in and upon all such Collateral consisting of negotiable Documents, Chattel Paper, and Instruments. As part of each Grantor’s duties under this Section 5(a)(ii), each Grantor shall (promptly after such Credit Party acquires an interest in any such Collateral) place or cause to be placed on the face of each individual tangible item constituting negotiable Documents, Chattel Paper, and Instruments having a value in excess of $1,000,000.00, in a conspicuous manner, the following written indication or legend: “This document has been assigned as collateral to BANK LEUMI USA, a New York banking corporation, as Lender, and is subject to a lien and security interest granted in favor of Lender.” Furthermore, each Grantor shall (promptly after such Credit Party acquires an interest in any such Collateral) indicate or cause to be indicated on each individual electronic or intangible item constituting Chattel Paper, in a conspicuous manner, the following electronic indication or legend: “This entry, information and material and the rights arising thereunder have been assigned as collateral to BANK LEUMI USA, a New York banking corporation, as Lender, and is subject to a lien and security interest granted in favor of Lender.”

(iii) Except as otherwise expressly provided for in the Loan Agreement, each Grantor shall, in accordance with the terms of the Loan Agreement, obtain or use its commercially reasonable best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall, except as otherwise expressly provided for in the Loan Agreement, in all instances obtain signed acknowledgements of Lender’s Liens from bailees having possession of any Grantor’s material Goods that they hold for the benefit of Lender.

(iv) If required by the terms of the Loan Agreement and not waived by Lender in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor having a value in excess of $1,000,000.00.

(v) Reserved.

(vi) Each Grantor that is or becomes the beneficiary of a letter of credit evidencing indebtedness in excess of $1,000,000.00 shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Lender thereof and enter into a tri-party agreement with Lender and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Lender and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Lender.

(vii) Each Grantor shall take all steps necessary to grant the Lender control of all electronic chattel paper having a value in excess of $1,000,000.00 in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii) Each Grantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Lender promptly upon request. Each Grantor also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix) Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) having a value in excess of $1,000,000 acquired by it and unless otherwise consented by Lender, such Grantor shall enter into a supplement to this Security Agreement, granting to Lender a Lien in such commercial tort claim and amending Annex I attached hereto.

(b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Lender’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank Leumi USA, as Lender.”

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) Grantors shall notify Lender promptly if they know or have reason to know that any application or registration relating to any material patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any material patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Lender prior written notice thereof, and, upon request of Lender, Grantor shall execute and deliver any and all security agreements in respect of such Intellectual Property (the “Intellectual Property Security Agreements”) and supplements hereto as Lender may request to evidence Lender’s Lien on such patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii) Grantors shall take all actions necessary or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the material patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv) In the event that any of the material Intellectual Property Collateral is believed by Grantor to be infringed upon, or misappropriated or diluted by a third party, such Grantor shall promptly give notice thereof to Lender and to the extent applicable comply with Section 5(a)(ix) of this Security Agreement and such Grantor shall, unless such Grantor shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution, to recover any and all damages for such infringement, misappropriation or dilution, take such other actions to enforce its right and protect such Intellectual Property Collateral whether by action, suit, proceeding or otherwise and take any and all other actions as Lender shall deem necessary or appropriate under the circumstances to protect such Intellectual Property Collateral.

(d) Indemnification. In any suit, proceeding or action brought by Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Lender harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Lender, to the extent: (i) such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction, or (ii) of Lender’s failure to act in a commercially reasonable manner (as finally determined by a court of competent jurisdiction) such that such failure is determined by a court of competent jurisdiction to be egregious, unconscionable and beyond the standards of experienced commercial lenders in similar circumstances. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Lender.

(e) Compliance with Terms of Accounts, etc. Each Grantor will perform and comply with all material obligations in respect of the Collateral and all other material agreements to which it is a party or by which it is bound relating to the Collateral.

(f) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Lender in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except for sales of Accounts and Portfolios in the ordinary course of business as permitted by the Loan Agreement.

(h) Notices. Grantors will advise Lender promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(i) Good Standing Certificates. Upon request by Lender, each Grantor shall provide to Lender a certificate of good standing from its state of incorporation or organization.

(j) No Reincorporation. Except as permitted in the Loan Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

(k) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender.

(l) Authorized Terminations. Lender will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with the Loan Agreement.

6. LENDER’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date each Grantor shall execute and deliver to Lender a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, and (b) Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Lender shall not have any duty as to any Collateral (except as may be required by applicable law), and Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF AND TO THE EXTENT OF DAMAGES ARISING FROM THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7. REMEDIES: RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Guaranty, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Guaranteed Obligations, if a Default, which is not reasonably capable of being cured, or any Event of Default shall have occurred and is continuing, Lender may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, to the extent permitted by law, each Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Lender’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby waives and releases. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Lender deems necessary or advisable.

If any Event of Default shall have occurred and is continuing, each Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at a place or places designated by Lender which are reasonably convenient to Lender and such Grantor, whether at such Grantor’s premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Guaranteed Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Guaranteed Obligations, including any attorneys’ fees and other expenses incurred by Lender to collect such deficiency.

(b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d) Lender shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Guaranteed Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. Lender shall not be required to marshal the Collateral or any guarantee of the Guaranteed Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Lender to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender an irrevocable (until the Termination Date), nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, all without compensation to Grantor.

9. LIMITATION ON LENDER’S DUTY IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement. Notices to any Grantor shall be made to Borrower Representative on behalf of such Grantor and any such notice when delivered to Borrower Representative in accordance with the provisions of the Loan Agreement shall be deemed made on the applicable Grantor.

12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender and Grantors with respect to the matters referred to herein and therein. Except as otherwise specifically provided, if any provision contained in this Security Agreement or any other Loan Document conflicts with any provision in the Loan Agreement, the provision in the Loan Agreement shall govern and control.

13. NO WAIVER; CUMULATIVE REMEDIES; AMENDMENTS. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and the applicable party to be charged.

14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Lender, hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Guaranteed Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or the Guaranteed Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Lender hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be executed by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE GUARANTEED OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH

COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LENDER AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23. BENEFIT OF LENDER. All Liens granted or contemplated hereby shall be for the benefit of Lender, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

24. ADDITIONAL GRANTORS. The initial Grantors hereunder shall include the Credit Parties as are signatory hereto. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a counterpart of this Security Agreement substantially in the form of Exhibit B attached hereto. Upon delivery of any such counterpart to Lender, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of Lender not to cause any Credit Party or any other Person to become an Additional Grantor hereunder. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ASTA FUNDING, INC., a Delaware corporation

By:
Name:	Gary Stern
Title:	President

[Signatures continued on next page]

Security Agreement Asta - Funding, Inc.

[Signatures continued on next page]

BANK LEUMI USA, a New York banking corporation, as Lender

By:
Name:
Title:	Its Duly Authorized Signatory

By:
Name:
Title:	Its Duly Authorized Signatory

Security Agreement Asta - Funding, Inc.

[GUARANTOR]

ANNEX I

COMMERCIAL TORT CLAIMS

None

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

Credit Party	Filing Jurisdiction
Asta Funding, Inc.	Delaware

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

Instruments

None

Chattel Paper

None

Letter of Credit Rights

None

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND RECORDS CONCERNING COLLATERAL OF ASTA FUNDING, INC.

I.	Grantor’s official name: ASTA FUNDING, INC.

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued: 2525976

IV.	State or Incorporation or Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

VI.	Corporate Offices of Grantor:

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

VII.	Warehouses: None

VIII.	Other Premises at which Collateral is Stored or Located: None

IX.	Locations of Records Concerning Collateral: 524 Grand Avenue, Englewood, NJ 07632, Units 1022, 1052 and 1053

SCHEDULE IV

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

None.

SCHEDULE V

to

SECURITY AGREEMENT

MOTOR VEHICLES OWNED

None.